Exhibit 10.3

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of July 25, 2022, and effective July 25, 2022 (the “Effective Date”), by and between VERITAS FARMS, INC., a Nevada corporation (the "Company"), and STEPHEN E. JOHNSON, an individual (the "Consultant"), each a “Party” and together, the “Parties.”

RECITALS

WHEREAS, the Company and the Consultant have entered into a Separation Agreement of even date herewith in connection with the Consultant’s separation from the Company as the Chief Executive Officer, President and member of its Board of Directors, and any other positions that he may have held with respect to the Company and its subsidiary (the “Separation Agreement”);

WHEREAS, pursuant to the terms of the Separation Agreement the Parties have agreed to enter into this Agreement for the provision of consulting services by Consultant to the Company; and

WHEREAS, the Company desires to retain Consultant and Consultant desires to provide consulting services to the Company pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing provisions, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1. Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

2. Retention and Performance of the Services.

(a) Retention and Definition of the Services. The Company retains the Consultant and the Consultant agrees to provide the Company with such advice and assistance with respect to its business and operations generally to provide for an orderly transition to the Consultant’s successor as Chief Executive Officer of the Company, as the Company may reasonably request (the “Services”).

(b) Performance of the Services . During the Term, the Consultant agrees to be available to provide the Services at reasonable times as reasonably requested from to time by the Company. Consultant shall perform the Services in a diligent and professional manner, and shall, at all times during the Term, utilize his best efforts in connection with the Services. The Consultant will devote such reasonable time as may be reasonably requested by the Company to fulfill his obligations under this Agreement. The Services may be performed remotely if the services do not necessitate the Consultant to be at the Company’s headquarters.

(c) Compliance with Laws and Company Policies. The Consultant agrees that, in the performance of the Services under this Agreement, he shall comply with all applicable laws, statutes, judgments, rules, regulations, ordinances, orders, decrees, permits, licenses, and other legal requirements of any governmental authority or judicial court, now in effect or hereafter promulgated, and any judicial or administrative interpretation thereof. Consultant shall also comply with all applicable policies of the Company relating to business and conduct in connection with the Services.

3. Term. The term of this Agreement will be for three (3) months beginning on the Effective Date (the “Term”), unless earlier terminated as provided for in this Agreement. The term of this Agreement may be extended by mutual written agreement of the Parties.

4. Compensation. During the Term, the Consultant shall be compensated, as follows:

(a) Consulting Fee. During the Term, Consultant shall receive a consulting fee in the amount of $8,653.85 per bi-weekly pay period. The Consulting Fee shall be payable to Consultant in accordance with the Company’s normal payroll practices.

(b) Expenses. The Company shall reimburse the Consultant for all reasonable and necessary out-of-pocket business expenses including, but not limited to, travel expenses incurred in connection with his performance of the Services hereunder, subject to the submission of reasonable documentation therefor and pre-approval by the Company’s Chief Executive Officer, President or Chief Financial Officer.

5. Confidentiality.

(a) The Consultant agrees that all non-public information pertaining to the prior, current or contemplated business of the Company is valuable and a confidential asset of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. The Consultant, his employees, agents and attorneys shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by the Consultant or the Consultant’s employees, agents or attorneys for any purpose other than the Company's business, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement; (ii) where such information is subsequently lawfully obtained by the Consultant from a third party or parties with no confidentiality obligation to the Company; (iii) if such information is known to the Consultant prior to the execution of the Employment Agreement dated August 11, 2021 by and between the Company and the Consultant; or (iv) as may be required by law. The terms of this Section 5 shall survive the expiration or termination of this Agreement.

(b) The Consultant acknowledges and agrees that in the event of the breach or threatened breach by the Consultant or its employees, agents or attorneys of the terms and conditions of this Section 5, the Company will suffer irreparable injury and that monetary damages would not provide an adequate remedy at law and that no remedy at law may exist. Accordingly, in the event of such breach or threatened breach, the Company will be entitled, if it so elects and without the posting of any bond or security, to institute and prosecute proceedings in any court of competent jurisdiction, in law or in equity, to obtain damages for any breach of this Section 5 or to (i) enforce the specific performance of this Agreement by the Consultant or its employees, agents or attorneys; or (ii) enjoin the Consultant from breaching or attempting to breach this Section 5.

6. No Conflicting Agreements; Restrictive Covenants; Nonexclusive Engagement.

(a) No Conflicting Agreements. Consultant represents that Consultant is not a party to any existing agreement that would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with Consultant's obligations under this Agreement or under the Separation Agreement. Subject to the foregoing and Consultant’s obligations in Section 5, Consultant is permitted under the terms of this Agreement to and may obtain full-time employment or act as a consultant to and perform professional services for other persons or entities without the necessity of obtaining approval from the Company.

(b) Other Engagements. The Company may (i) engage other persons and entities to act as consultants to the Company and perform services for the Company, including services that are similar to the Services described in Section 2, and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from Consultant.

7. Termination.

(a) Early Termination by the Company. The Company may terminate this Agreement for “Cause” during the Term. The following shall constitute Cause for termination:

(i) the Consultant’s material breach or violation of any of the terms or conditions of this Agreement, or any other agreement between Consultant and the Company, including the Separation Agreement, and the failure to remedy such material breach or violation within five (5) days after written notice of such material breach or violation is given to the Consultant by the Company;

(ii) the Consultant’s failure to perform, or gross negligence in the performance of, Consultant’s Services to the Company, or willful misconduct by Consultant that could be reasonably anticipated to be, or is, harmful to the business, reputation or other interest of the Company in any material respect;

(iii) the Consultant’s performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiary, or which would constitute a felony or a crime involving moral turpitude, dishonesty, breach of trust, unethical business conduct, or any crime involving the Company in the jurisdiction involved would have occurred, or the Consultant submitting to a plea of guilty or nolo contendre with respect thereto;

(iv) the Consultant engaged in unlawful harassment or discrimination of employees, customers or suppliers of the Company;

(v) the Consultant exposed the Company to criminal liability substantially caused by Consultant;

(vi) violation by Consultant of any law, rule or regulation (other than (A) traffic violations or similar offenses; (B) a non-material law, rule or regulation; or (C) violations that would not be detrimental to the Company, its business, its reputation or its customers in any material respect);

(vii) the Consultant’s theft or embezzlement of money or property of the Company; or

(viii) the Consultant’s perpetration of a fraud on the Company, or the Consultant’s participation in such a fraud.

In addition to the foregoing, the Company may terminate this Agreement during the Term for the death or disability of the Consultant (where the Consultant is unable to perform the Services for ten (10) days during the Term, whether or not consecutive).

(b) Early Termination by the Consultant. The Consultant may terminate this Agreement during the Term in the event of Company’s material breach or violation of any of the terms or conditions of this Agreement and the failure to remedy such material breach or violation within fifteen (15) days after written notice of such material breach or violation is given to the Company by the Consultant.

8. Return of Property. Promptly upon the expiration or sooner termination of the Term of this Agreement, and earlier if requested by the Company at any time, Consultant shall deliver to the Company (and will not keep in Consultant's possession or deliver to anyone else) all Confidential Information of the Company related to the business of the Company and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, materials, equipment, computer software, other documents or property, or reproductions of any aforementioned items developed by Consultant as part of or in connection with the Services or otherwise belonging to the Company.

9. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the Parties pertaining to its subject matter and supersedes all prior or contemporaneous agreements or understandings between the Parties pertaining to the subject matter of this Agreement, and there are no promises, agreements, conditions, undertakings, warranties, or representations, whether written or oral, express or implied, between the Parties other than as set forth in this Agreement.

(b) Modification. This Agreement may not be amended or modified, or any provision waived, unless in writing and signed by both Parties.

(c) Waiver. Failure of a Party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations of this Agreement will not be construed to be a waiver of such provisions by such Party nor to in any way affect the validity of this Agreement or such Party’s right thereafter to enforce any provision of this Agreement, nor to preclude such Party from taking any other action at any time which it would legally be entitled to take.

(d) Successors and Assigns. This Agreement may not be assigned or the duties of any Party delegated unless in writing and signed by both Parties, except for any assignment by the Company occurring by operation of law. Subject to the foregoing, this Agreement will inure to the benefit of, and be binding upon, the Parties and their respective heirs, beneficiaries, personal representatives, successors and permitted assigns.

(e) Notices. Any notice, demand, consent, agreement, request, or other communication required or permitted under this Agreement will be in writing and will be (i) mailed by first-class mail, certified, return receipt requested, postage prepaid; or (ii) delivered by overnight courier, to the Parties at the addresses as follows (or at such other addresses as will be specified by the Parties by like notice):

If to the Company, then to:	Veritas Farms, Inc.
1815 Griffin Road, Suite 401
Dania Beach, FL 33004
Attention: CEO

If to the Consultant, then to:	Stephen E. Johnson
10445 Canterbury Court
Davie, FL 33328

Each Party may designate by notice in writing a new address to which any notice, demand, consent, agreement, request or communication may thereafter be given, served or sent. Each notice, demand, consent, agreement, request or communication that is mailed or delivered by courier in the manner described above will be deemed received for all purposes at such time as it is delivered to the addressee (with the return receipt, the courier delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

(f) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability will not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be construed and enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or other electronic means (including by PDF attachment), and all such counterparts will collectively be deemed to constitute a single binding agreement and shall have the same legal effect as an original.

(h) Governing Law; Venue; Attorneys’ Fees. This Agreement shall be governed by the laws of the State of Florida, without regard to its conflicts of law principles. In the event that any Party brings suit against the other hereunder, such Party shall bring such suit in the U.S. federal or state court in Broward County, Florida. None of the Parties will argue or contend that it is not subject to the jurisdiction of the Florida courts or that venue in Broward County, Florida is improper. Each Party consents that all service of process may be made by certified mail directed to it at its address stated herein. The prevailing Party in any action brought to interpret or enforce this Agreement shall be entitled to recover attorneys’ fees and costs from the non-prevailing Party at both the trial and appellate levels.

(i) Independent Contractor Status. The Consultant will be performing consulting services as an independent contractor during the Term, and not as an employee or officer of the Company. The Consultant will be responsible for all taxes and non-reimbursable expenses attributable to the rendition of his consulting services. The consulting arrangement shall not be deemed to constitute a partnership or joint venture between the Company and the Consultant, nor shall the consulting arrangement be deemed to constitute the Consultant as an agent of the Company. Consultant has no authority (and shall not hold himself out as having authority) to bind the Company. Consultant shall not make any agreements or representations on the Company's behalf without the Company's prior written consent.

(j) Cooperation. During the Term and continuing thereafter, if requested by the Company, the Consultant shall cooperate and assist the Company and its subsidiary and affiliates in any dispute, proceeding, or investigation in which the Company or its subsidiary or affiliate is involved and in which the Consultant has been involved, or which involves facts or events that existed or arose during the period of the Consultant’s employment or consultancy with the Company relating to the business of the Company. The Company will reimburse the Consultant for all reasonable out-of-pocket costs incurred by the Consultant in fulfilling his obligations under this Section 9(j).

(k) Restrictive Covenants. The Consultant shall continue to be bound by the restrictive covenants contained in Section 2(d) of the Separation Agreement (the “Restrictive Covenants”), except that any references in the Restrictive Covenants to the termination or end of the Consultant’s employment shall be deemed to refer instead to the termination or end of the Consultant’s Term under this Agreement. Except as modified in this Section 9(k), the Restrictive Covenants will survive the termination of this Agreement to the extent provided in the Separation Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first above written.

THE COMPANY:

VERITAS FARMS, INC.

By:	/s/ Thomas E. Vickers
	Name:	Thomas E. Vickers
	Title:	Chairman of the Board of Directors

THE CONSULTANT:

/s/ Stephen E. Johnson
Stephen E. Johnson